                                                                  EXHIBIT 10.14

                               November 18, 1994





TO:      G. Stephen Felker

FROM:    Richard Monk


         I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 1995. You will participate in the plan based on an individual percentage award of 100%.

         For fiscal 1995, the amount of your actual incentive award will be based on two factors: (1) Financial Goals, and (2) Personal Goals, as set forth below.

                                Financial Goals

         The Financial Goals for your fiscal 1995 award are as follows:

                                                Corporate
                                            Operating Earnings
                    Performance           (Thousands of Dollars)
                       Level                     (EBDLIT)
                       -----                     --------
                        50%                      $50,000
                       100%                       60,000

         The portion of your actual incentive award based on Financial Goals will be determined by multiplying your total base salary paid in fiscal 1995 times your individual percentage award times the Performance Level achieved as set forth above and will be calculated by the Company. Any such award will be prorated when the Performance Level achieved falls between the 50% and 100% levels. No incentive award based on Financial Goals will be paid if the Performance Level is below 50%, and no additional incentive award will be paid for any financial results which exceed the 100% Performance Level.

                                 Personal Goals

         An additional incentive award of up to 25% of your individual percentage award may be made to you by the Compensation Committee of the Board of Directors at their discretion.

       The general guidelines of the plan for fiscal 1995 are as follows:

G. Stephen Felker
November 18, 1994
Page 2

         1. Operating earnings (EBDLIT) will be defined an reported in the Company's financial statements.

         2. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

         3. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be on or after fiscal year end).

         4. In the event you are reassigned or given a now position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.

         Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy is provided for your personal files.


                                          /s/ Richard Monk
                                          --------------------
                                             Richard Monk

RHMJr/cas

Acknowledged: /s/ G. Stephen Felker
              ---------------------

Date:      11/21/94
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